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                                                              EXHIBIT (a)(1)(B)


                             [EDEN BIOSCIENCE LOGO]


                       STOCK OPTION EXCHANGE ELECTION FORM


        REGARDLESS OF WHETHER YOU ACCEPT OR REJECT THE OFFER, YOU MUST PROPERLY COMPLETE, SIGN AND DELIVER THIS ELECTION FORM OR A FACSIMILE THEREOF TO PHIL ROMNEY, DIRECTOR OF FINANCE AND CONTROLLER, EDEN BIOSCIENCE CORPORATION, 3830 MONTE VILLA PARKWAY, BOTHELL, WASHINGTON 98021-6942, FACSIMILE: 425-984-2152, BEFORE 5:00 P.M., PACIFIC DAYLIGHT TIME, ON JULY 17, 2002.

        I have received the offer to exchange dated June 17, 2002 (which, together with this election form and any amendments or supplements to the offer to exchange, collectively constitute the "offer") provided by EDEN Bioscience Corporation describing the stock option exchange program under which U.S. EDEN employees and officers, other than the Chief Financial Officer and Interim President, holding options to purchase EDEN common stock under the EDEN Bioscience Corporation 1995 Combined Incentive and Nonqualified Stock Option Plan (the "1995 Plan") and the EDEN Bioscience Corporation 2000 Stock Incentive Plan (the "2000 Plan" and together with the 1995 Plan, the "Stock Option Plans") may tender certain options for cancellation in exchange for EDEN's written promise to grant new options on or about the first business day that is at least six months and one day after the date EDEN cancels the options accepted for exchange or cancellation without replacement.

             PLEASE CHOOSE AND INITIAL ONE OF THE FOLLOWING OPTIONS:

        1. _____ This is my initial election form.

        2. _____ This election form replaces my election form dated __________ ____, 2002. I understand that delivery of this election form to EDEN prior to the expiration date will automatically invalidate in the entirety any and all previous election forms that I have submitted.

             PLEASE CHOOSE AND INITIAL ONE OF THE FOLLOWING OPTIONS:

        A. _____ I DO NOT wish to cancel any of my options listed on Attachment A held by me under the Stock Option Plans and I DO NOT elect to participate in the stock option exchange program. If you choose this option, you may skip to page 2 and complete the form by providing your signature.

        B. _____ I agree to tender those options indicated by my initials on Attachment A, held by me under the Stock Option Plans, for cancellation in exchange for the right to receive a new option or options under the terms and subject to the conditions of the offer. By choosing this Option B, I agree to tender for cancellation those options indicated by my initials on Attachment A in exchange for EDEN's promise to grant me a new option or options pursuant to the offer. I understand that in order to participate in the stock option exchange program, I must tender for cancellation without replacement any options issued in October and November 2001, other than any options that may have been issued to me during such period expressly in connection with a promotion, with an exercise price of $7.00 (the "Additional Options"). If you choose this option, please complete the remainder of the form.

        By initialing before any of the paragraphs below, I agree to tender those options granted to me under the Stock Option Plans and indicated by my initials on Attachment A, according to the terms and subject to the conditions of the offer.

        IMPORTANT: If Option B is selected and you are tendering your options pursuant to the offer, you agree to make the following representations and you must initial each space where indicated below. Failure to do so will result in the return of this election form to you and may result in a delay that could prevent you from participating in the program.

        IF YOU SELECTED OPTION B ABOVE, PLEASE INITIAL EACH OF THE FOLLOWING PARAGRAPHS AND PROVIDE YOUR SIGNATURE ON PAGE 2.

        INITIAL: _____ I acknowledge and agree that the determination of whether to tender any of my options pursuant to the offer requires a subjective determination by me as to the future value of EDEN common stock and that the future value of EDEN common stock depends on a number of variables, including future events that involve substantial risks and uncertainties. I also acknowledge and agree that the price of EDEN common stock may be higher, lower or the same as the exercise price of my current options, depending on market conditions and other factors. I understand that the exercise price of the new option(s) may be higher than the exercise price of my options tendered for exchange or cancellation without replacement.


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[EDEN BIOSCIENCE LOGO]


                       STOCK OPTION EXCHANGE ELECTION FORM


        INITIAL: _____ I acknowledge and agree that EDEN has not made any representation or warranty to me whatsoever concerning the future value of its common stock and that no employees or representatives of EDEN are authorized to make, or have made, on behalf of EDEN, any representation or any recommendation to me as to whether or not I should tender any of my options pursuant to the offer. I further acknowledge and agree that EDEN has advised me that if I have any questions regarding the offer or the new options, I should contact Phil Romney, Director of Finance and Controller, or Brad Powell, Chief Financial Officer and Interim President, at EDEN and/or review any of the following documents made available to me by EDEN: the 1995 Plan; the 2000 Plan; the applicable options agreement(s) for my current options; the Tender Offer Statement on Schedule TO, which was filed with the SEC in connection with the offer; and/or any financial documents that EDEN regularly files with the SEC from time to time. EDEN has advised me that neither EDEN nor its board of directors makes any recommendation as to whether or not I should tender any of my options for exchange or cancellation without replacement and that I must make my own decision whether to tender any of my options. EDEN also has advised me in the offer to exchange that I should speak with my own tax advisor to determine the tax consequences of the tender of options under the offer and the receipt of a new option or options, prior to signing this election form.

        INITIAL: _____ I acknowledge and agree that I was provided with a copy of the offer to exchange dated June 17, 2002 and that the terms of such offer to exchange and this election form constitute the entire agreement between EDEN and me regarding the offer. I further acknowledge that the acceptance by EDEN of my tendered options for exchange or cancellation without replacement will constitute a binding agreement between EDEN and me on the terms and subject to the conditions of the offer.

        INITIAL: _____ I acknowledge that under the terms and subject to the conditions of the offer, EDEN may terminate or amend the offer and postpone its acceptance and cancellation of my options tendered for exchange or cancellation without replacement.

        INITIAL: _____ I acknowledge and agree that in order to receive the new option(s), I must be employed by EDEN or one of its subsidiaries from the date I tender options for exchange on this election form through the date EDEN grants me a new option or options pursuant to the offer. If for any reason I do not remain an employee or officer during that time, I will not receive any new options or any other consideration for the option(s) I tender for exchange or cancellation without replacement. Furthermore, neither the ability to participate in the offer nor my actual participation will be construed as a right to continued employment with EDEN.

        INITIAL: _____ I hereby agree to tender for cancellation without replacement any Additional Options (designated by "**Cancel Without Replacement**" in the "Surrender" column) listed on Attachment A to this election form. I understand that I will receive no new options in exchange for the Additional Options that I am required to tender for cancellation without replacement.

        BY SIGNING BELOW, I AGREE TO THE TERMS SET FORTH IN THIS ELECTION FORM, INCLUDING THE TERMS OF THE OFFER TO EXCHANGE.

        STOP. IF YOU SELECTED OPTION B ON PAGE 1, PLEASE BE SURE YOU HAVE INITIALED ALL THE PARAGRAPHS ABOVE WHERE INDICATED. FAILURE TO DO SO WILL RESULT IN THE RETURN OF THIS ELECTION FORM TO YOU AND MAY RESULT IN A DELAY THAT COULD PREVENT YOU FROM PARTICIPATING IN THE PROGRAM



--------------------------------               --------------------------------
Print Name                                     Signature


--------------------------------
Date

        PLEASE DELIVER THE COMPLETED ELECTION FORM OR A FACSIMILE THEREOF AND, IF YOU ARE ACCEPTING THE OFFER, YOUR OPTION AGREEMENTS WITH RESPECT TO THE OPTIONS YOU ARE TENDERING FOR EXCHANGE OR CANCELLATION WITHOUT REPLACEMENT, OR AN AFFIDAVIT OF LOST OPTION AGREEMENT, TO PHIL ROMNEY, DIRECTOR OF FINANCE AND CONTROLLER, EDEN BIOSCIENCE CORPORATION, 3830 MONTE VILLA PARKWAY, BOTHELL, WASHINGTON 98021-6942, FACSIMILE: 425-984-2152, NO LATER THAN 5:00 P.M., PACIFIC DAYLIGHT TIME, ON JULY 17, 2002.



                                       2
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[EDEN BIOSCIENCE LOGO]


                       STOCK OPTION EXCHANGE ELECTION FORM
                                  Attachment A


        According to our records, you currently hold the EDEN Bioscience Corporation stock options listed below. If your records differ from the information below, please notify Phil Romney immediately.

1. Please initial in the "Surrender" column any stock option(s) that you wish to tender for cancellation. If you participate in the offer, you will be required to submit for cancellation without replacement any Additional Options that you currently hold. Additional Options are indicated with "**Cancel Without Replacement**" in the "Surrender" column below. If you choose not to participate in the offer, you will not be required to tender your Additional Options and they will remain outstanding, according to the terms of the original grant.

                         Grant           Exercise            Outstanding
      Name               Date              Price            Option Shares                Surrender
      ----               -----           --------           -------------                ---------



2. Please enter in the space below the total number of outstanding option shares you are tendering (including any Additional Options that you are required to tender for cancellation without replacement).

        Total outstanding option shares tendered: _______

3. Please enter in the space below the total number of new option shares you expect to be issued to you on the grant date. This number should equal the total number of options surrendered by you minus your Additional Options.

        Total number of new option shares expected: _______


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